EXHIBIT 14.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form N-14 of the North Track Government Fund of our report for Federated Government Income Securities, Inc., dated April 7, 2004, for the year ended February 29, 2004 in the Combined Proxy Statement and Prospectus, which constitutes part of this Registration Statement.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 1, 2005